EXHIBIT 10.1

RELEASE AND SETTLEMENT AGREEMENT

THIS AGREEMENT made as of the 1st day of January, 2006.

BETWEEN:

HEARTLAND OIL AND GAS CORP., a Nevada corporation having its principal records office located at Suite 1925, 200 Burrard Street, Vancouver, British Columbia, V6C 3L1

(“Heartland” or ‘the Company”)

AND:

RICHARD COGLON, of 5548 Parthenon Place, West Vancouver, British Columbia, V7W 2V7

(“Coglon”)

WHEREAS:

A.                         Coglon was a director and officer of Heartland and has rendered certain management and financing assistance services (the “Services”);

B.                          Effective as of January 1, 2006, Coglon resigned as a director and officer of Heartland; and.

C.           Mr. Coglon has tendered his resignation as Director and President effective January 1, 2006. To assist the Company with an orderly transition, Mr. Coglon has agreed to continue, if requested by the Board, as a “non executive” advisor to the Board for a period not to exceed 6 months.

D.                         Coglon has agreed to, among other things, release Heartland, its directors, officers, employees, agents, servants, successors and assigns from all claims and issues that he now may have or which may arise against Heartland, in connection with the Services and the positions held by him with Heartland, in consideration for Heartland paying to Coglon a total of US$100,000.00 and such other consideration as described below, subject to the terms and conditions contained herein.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and of the covenants and agreements set out herein, the parties hereto covenant and agree as follows:

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1.	CONSIDERATION TO COGLON

1.1          In consideration for services as a “non executive” advisor to the Board, the Company agrees to the “payout terms” as set out below, payable on January 1, 2006.

1.2	Heartland will pay to Coglon the sum of USD $75,000.00.

1.3          The Board of Directors of Heartland (the “Board”) will vest any and all outstanding options currently held by Coglon and extend the exercise date of all such options to January 1, 2007 as follows: 750,000 options @ $0.40 per share; 200,000 options @ $1.60 per share and 470,000 options @$0.35 per share.

1.4          The Board will pay to Coglon the additional sum of USD $25,000.00 as a bonus in respect of the hook-up of the southern acreage Pilot Programs.

1.5          The Company will entitle Coglon to continue to use the furnished office currently used by Coglon and subleased by Heartland, located at Suite 1925, 200 Burrard Street, Vancouver, British Columbia, at its cost, with the same rights as the existing subleases to Heartland’s other subtenants, effective January 1, 2006, to the later of the expiration of the head lease or renewal thereof.

1.6          Heartland will execute and deliver all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as may be necessary to give full effect to the consideration as described above.

2.	RELEASES OF AND BY HEARTLAND

2.1          Coglon hereby agrees that, upon the payment of the consideration in accordance with the provisions of this Agreement, all claims will be fully satisfied and extinguished and Coglon will remise, release and forever discharge Heartland, its directors, officers, employees, agents, servants, successors and assigns from any and all manner of actions, causes of action, suits, debts, sums of money, due accounts, dues, bonds, covenants, contracts, claims, demands, damages, costs, expenses and any and all legal obligations of any and every kind and nature whatsoever, at law or in equity or under any statute, whether known or unknown, suspected or unsuspected and which Coglon had or may now have or which he hereafter may have for or by reason of any matter, cause or thing and, in particular, but without limitation, for or by reason of any matter, cause or thing which has been or may be sustained in consequence of Coglon’s relationship with Heartland as a director, officer, consultant, agent, employee or shareholder.

2.2          Heartland hereby agrees that, upon payment of the consideration in accordance with the provisions of this Agreement, all claims will be fully satisfied and extinguished and Heartland will remise, release and forever discharge Coglon from any and all manner of actions, causes of action, suits, debts, sums of money, due accounts, dues, bonds, covenants, contracts, claims, demands, damages, costs, expenses and any and all legal obligations of any and every kind and nature whatsoever, at law or in equity or under any statute, whether known or unknown, suspected or unsuspected and which Heartland had or may now have or which it hereafter may have for or by reason of any matter, cause or thing and, in particular, but without limitation, for or by reason of any matter, cause or thing which has been or may be sustained in consequence of

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Heartland’s relationship with Coglon as a director, officer, consultant, agent, employee or shareholder.

2.3          Coglon acknowledges that in making this Agreement he has been advised and has had an opportunity to obtain independent legal advice, he has exercised his own independent judgment and he has not been influenced to any extent whatsoever by any representations, statements or conduct of any description whatever on the part of any other parties to this Agreement.

3.	GENERAL

3.1          Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Agreement will be binding upon the parties hereto unless reduced to writing and signed by the parties.

3.2          This Agreement will enure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, successors, and assigns.

3.3          The parties will execute and deliver all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as may be necessary to give full effect to the provisions and intent of this Agreement.

3.4          This Agreement will be governed by and construed in accordance with the law of British Columbia.

3.5          Any notice required or permitted to be given under this Agreement will be in writing and may be given by delivering, sending by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy, or sending by prepaid registered mail posted in Canada and the United States, the notice to the addresses set forth on the first page of this agreement (or to such other address or facsimile number as any party may specify by notice in writing to another party). Any notice delivered or sent by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy on a business day will be deemed conclusively to have been effectively given on the day the notice was delivered, or the transmission was sent successfully, as the case may be. Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third business day after posting; but if at the time of posting or between the time of posting and the third business day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

3.6          This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

3.7          The provisions herein contained constitute the entire agreement between the parties and supersede all previous understandings, communications, representations and agreements, whether written or verbal, between the parties with respect to the subject matter of this Agreement.

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3.8          In this Agreement, wherever the singular or masculine is used the same will be deemed to include the plural, feminine or body politic or corporate and also the successors and assigns of the parties hereto and each of them where the context of the parties so require.

(THIS SPACE INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

HEARTLAND OIL AND GAS CORP.

Per:
Authorized Signatory

EXECUTED by RICHARD COGLON in the presence of: Signature Print Name Address Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	RICHARD COGLON

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